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                            REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement"), dated as of April 9, 1999, is among Platinum Entertainment, Inc., a Delaware corporation (the "COMPANY"), Steven Devick, Andrew Filipowski, and Craig Duchossois (collectively, the "Series D Purchasers").

          WHEREAS, the Company and the Series D Purchasers deem it desirable to enter into this Agreement in order to induce the Series D Purchasers to purchase an aggregate of up to 4,200 shares of Series D Preferred Stock, par value $.001 per share (the "SERIES D PREFERRED STOCK") and warrants (the "WARRANTS", together with the Series D Preferred Stock, the "SECURITIES") for up to an aggregate of 847,000 shares of common stock of the Company, par value $.001 per share ("COMMON STOCK"), such securities to be issued and sold to the Series D Purchasers on Wednesday, April 14, 1999.

          In consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


     1.   DEFINITIONS.

          The terms defined in this Section 1 shall have the following meanings for all purposes of this Agreement:

          "Act" means the Securities Act of 1933, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such superseding Federal statute.

          "Business Day" means any day other than a Saturday, Sunday or federal holiday, and consists of the time period from 12:00 a.m. through 12:00 midnight, New York City time.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of such superseding Federal statute.

          "Investment Agreement" means The Investment Agreement, dated October 12, 1997, as amended, among the Company, MAC Music LLC and SK-Palladin Partners, LP.

          "Investors" means MAC Music LLC together with SK-Palladin Partners,
LP.


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          "Investor Warrants" means the warrants initially issued to the
Investors pursuant to the Investment Agreement.

          "Person" means any individual, firm, corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Registrable Securities" shall mean the shares of Common Stock issued or issuable upon conversion or exercise of the Securities.

          "SEC" means the Securities and Exchange Commission.

          "Series B Preferred Stock" means the Series B Convertible Preferred Stock, par value $.001 per share, initially issued to the Investors pursuant to the Investment Agreement.

          "Series D Preferred Stock" means the Series D Convertible Preferred Stock, par value $.001 per share, issued to the Series D Purchasers.

          "Transfer" means, with respect to any Securities, any sale, assignment, transfer or disposition by gift or otherwise, including without limitation, any distribution in liquidation or otherwise by a corporation or partnership or other Person.

     2.   SECURITIES SUBJECT TO THIS AGREEMENT.

          2.1. REGISTRABLE SECURITIES. Registrable Securities will cease to be Registrable Securities when such Registrable Securities are sold pursuant to Rule 144 under the Act or a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement.

          2.2. HOLDERS OF REGISTRABLE SECURITIES. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds a warrant to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected and disregarding any legal restrictions upon the exercise of such rights. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding.

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     3.   PIGGY-BACK REGISTRATION.

          3.1. PIGGY-BACK RIGHTS. If the Company proposes to file a registration statement under the Act with respect to an offering by the Company for its own account or for the account of any other holder of registration rights exercising demand registration rights (such other holder or registration rights being "DEMAND HOLDER") of any class of equity securities (other than a registration statement on Form S-4 or S-8 or any successor or other forms not available for registering equity securities for sale to the public), then the Company shall give written notice of such proposed filing to each holder of Registrable Securities at least thirty (30) days before the anticipated filing date, and such notice shall describe in detail the proposed registration and distribution (including those jurisdictions where registration under the securities or blue sky laws is intended) and offer such holders the opportunity to register such number of Registrable Securities as each such holder may request. The Company shall use its best efforts (within ten (10) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters of a proposed underwritten offering (the "UNDERWRITER") to permit the holders of Registrable Securities that have requested to participate in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the Demand Holder, as the case may be, included therein. Notwithstanding the foregoing, (x) if in the opinion of the Underwriter the total amount or kind of securities which the holders of Registrable Securities, the Company and any other persons or entities intend to include in such offering (the "TOTAL SECURITIES") is sufficiently large so as to have a material adverse effect on the distribution of the Total Securities, then the amount or kind of securities to be offered for the account of such holders of Registrable Securities and such other persons or entities other than (i) the Company, if such registration is being filed for the Company's own account, or (ii) the Demand Holders, if such registration is being made at the demand of a Demand Holder, shall be reduced pro rata (to zero, if necessary) to the extent necessary to reduce the Total Securities to the amount recommended by the Underwriter and (y) holders of Registrable Securities shall have no piggyback rights in connection with a registration statement filed as a result of the exercise of a demand registration right by the holders of Series B Preferred Stock or Investor Warrants (or, in each case, shares of Common Stock issued or issuable upon exercise thereof) pursuant to the Investment Agreement unless holders of (x) 66 2/3% of the outstanding shares of Series B Preferred Stock, if any, and (y) 66 2/3% in interest of the shares of Common Stock underlying the Investor Warrants consent in writing to the grant of such piggyback rights.

          3.2. EXPENSES. The Company shall bear all Registration Expenses in connection with any registration pursuant to this Section 3.

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     4.   HOLDBACK AGREEMENTS.

          4.1. RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES. To the extent not inconsistent with applicable law, each holder of Registrable Securities participating in such registration agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the ten (10) Business Days prior to, and during the ninety (90) days beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the Underwriter in the case of an underwritten public offering.

          4.2. RESTRICTIONS ON PUBLIC SALE BY THE COMPANY. The Company agrees not to effect any public sale or distribution of any of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities (except pursuant to registrations on Form S-4 or S-8 or any successor or other forms not available for registering equity securities for sale to the public) during the ten (10) Business Days prior to, and during the ninety (90) day period beginning on, the later of (i) the effective date of any registration statement in which the holders of Registrable Securities are participating and (ii) the commencement of a public distribution of the Registrable Securities pursuant to such registration statement.

     5.   REGISTRATION PROCEDURES.

          5.1. OBLIGATIONS OF THE COMPANY. Whenever registration of Registrable Securities has been requested pursuant to Section 3 of this Agreement, the Company shall use reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof, and in connection with any such request, the Company shall, as soon as reasonably practicable:

               (a) prepare and file with the SEC (in any event not later than thirty (30) business days after receipt of a request to file a registration statement with respect to Registrable Securities) a registration statement on any form for which the Company then qualifies which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective under the Act; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (A) provide counsel selected by the holders of a majority of the Registrable Securities being registered
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     in such registration ("HOLDERS' COUNSEL") with an opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, which documents shall be subject to the review of Holders' Counsel, and (B) notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the ninety (90) day period referred to in
     Section 4(3) of the Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

               (c) furnish to each seller of Registrable Securities, prior to filing a registration statement, copies of such registration statement as is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (d) use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities requests, and to continue such qualification in effect in such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.1(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

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               (e)  use reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

               (f) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

               (g) enter into and perform customary agreements (including an underwriting agreement in customary form with the Underwriter, if any, selected as provided in Section 3) and take such other actions as are reasonably required in order to facilitate the disposition of such Registrable Securities;

               (h) make available for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such registration statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "INSPECTOR" and collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement;

               (i) if such sale is pursuant to an underwritten offering, obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by
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     "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

               (j) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily included in such opinions;

               (k) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Act;

               (l) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed (including NASDAQ), provided, that the applicable listing requirements are satisfied;

               (m) provide officers' certificates and other customary closing documents;

               (n) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

               (o) use reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

          5.2. NOTICE TO DISCONTINUE. Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.1(f), such holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.1(f) and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than

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permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including without limitation the period referred to in Section 5.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 5.1(f) to and including the date when the holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 5.1(f).

     6. REGISTRATION EXPENSES. The Company shall pay all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, this Agreement, including without limitation, (i) SEC, stock exchange, NASDAQ and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or blue sky laws (including reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including without limitation any expenses arising from any special audits incident to or required by any registration or qualification), and (v) any liability insurance or other premiums for insurance obtained by the Company and the reasonable fees, charges and expenses of any special experts retained by the Company in connection with any piggy-back registration pursuant to the terms of this Agreement, regardless of whether such registration statement is declared effective. In connection with each registration hereunder, the Company shall reimburse the holders of Registrable Securities being registered in such registration for the reasonable fees, charges and disbursements of not more than one counsel chosen by the holders of a majority of Registrable
Securities being registered in such registration. All of the expenses described in this Section 6 are referred to herein as "REGISTRATION EXPENSES."

     7.   INDEMNIFICATION; CONTRIBUTION.

          7.1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, partners, employees, advisors and agents and each Person who controls (within the meaning of the Act or the Exchange
Act) such holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to

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be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein and provided further that the Company will not be liable to any holder of Registrable Securities or any person controlling such holder with respect to any loss, claim, liability, expense, charge or damage arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any preliminary prospectus which is corrected in the prospectus. The Company shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of the Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          7.2. INDEMNIFICATION BY HOLDERS. In connection with any registration statement in which a holder of Registrable Securities is participating pursuant to Section 3 hereof, each such holder shall furnish to the Company in writing such information with respect to such holder as the Company may reasonably request or as may be required by law for use in connection with any such registration statement or prospectus and each holder, by its participation in such registration, agrees to indemnify, to the extent permitted by law, the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls the Company or such underwriter (within the meaning of the Act and the Exchange Act) to the same extent as the foregoing indemnity from the Company to the holders of Registrable Securities, but only with respect to any such information furnished in writing by or on behalf of such holder.

          7.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder (the "REGISTRATION RIGHTS INDEMNIFIED PARTY") agrees to give prompt written notice to the indemnifying party (the "REGISTRATION RIGHTS INDEMNIFYING PARTY") after the receipt by the Registration Rights Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Registration Rights Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Registration Rights Indemnifying Party shall not relieve the Registration Rights Indemnifying Party of any liability that it may have to the Registration Rights Indemnified Party hereunder unless, and only to the extent that, such failure results in the Registration Rights Indemnifying Party's forfeiture of substantial rights or defenses. If notice of commencement of any such action is given to the Registration Rights Indemnifying Party as above provided, the Registration Rights Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Registration Rights Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such Registration Rights Indemnified Party. The Registration Rights

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Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Registration Rights Indemnified Party unless (i) the Registration Rights Indemnifying Party agrees to pay the same, (ii) the Registration Rights Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Registration Rights Indemnified Party in its reasonable judgment, (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Registration Rights Indemnified Party and the Registration Rights Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the Registration Rights Indemnified Party which are different from or additional to those available to the Registration
Rights Indemnifying Party. No Registration Rights Indemnifying Party shall, without the prior written consent of each Registration Rights Indemnified Party, settle, compromise or consent to the entry of any judgment unless such settlement, compromise or consent includes an unconditional release of the Registration Rights Indemnified Party from all liability relating thereto.
In either of such cases the Registration Rights Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Registration Rights Indemnified Party. No Registration Rights Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

          7.4. CONTRIBUTION.  If the indemnification provided for in this
Section 7 from the Indemnifying Party is unavailable to a Registration Rights Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Registration Rights Indemnified Party, shall contribute to the amount paid or payable by such Registration Rights Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Registration Rights Indemnifying Party and Registration Rights Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Registration Rights Indemnifying Party and Registration Rights Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Registration Rights Indemnifying Party or Registration Rights Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.1,
7.2 and 7.3, any legal or other

                                     10
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fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person.

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     8.   RULE 144.  The Company covenants that it shall file any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder; and that it shall take such further action as each holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 and 144A under the Securities Act), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Act, as such rules may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any holder of Registrable Securities, deliver to such holder a written statement as to whether it has complied with such requirements.

     9.   MISCELLANEOUS.

          9.1. PERFORMANCE; WAIVER. The provisions of this Agreement may be modified or amended, and waivers and consents to the performance and observance of the terms hereof may be given by written instrument executed and delivered by the Company and the Purchasers. The failure at any time to require performance of any provision hereof shall in no way affect the full right to require such performance at any time thereafter (unless performance thereof has been waived in accordance with the terms hereof for all purposes and at all times by the parties to whom the benefit of such performance is to be rendered). The waiver by any party to this Agreement of a breach of any provision hereof shall not be taken or held to be a waiver of any succeeding breach of such provision of any other provision or as a waiver of the provision itself.

          9.2. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Company may not assign any of its rights under this Agreement, except to a successor-in-interest to the Company, without the written consent of the Affiliates. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

          9.3. NOTICES. All notices or other communications given or made hereunder shall be validly given or made if in writing and delivered by facsimile transmission or in Person at, mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by a reputable overnight courier to, the following addresses (and shall be deemed effective at the time of receipt thereof).

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          If to the Company:
               Platinum Entertainment, Inc.
               20001 Butterfield Road, Suite 1400
               Downers Grove, Illinois 60515
               Telecopy:  (630) 769-0049
               Attention:  Chief Executive Officer

          with a copies to:

               Katten, Muchin & Zavis
               525 West Monroe Street, Suite 1600
               Chicago, Illinois
               Telecopy:   (312) 902-1061
               Attention:  Matthew S. Brown, Esq.

          If to the holders of Registrable Securities, to the addresses set forth on on the stock record books of the Company.


or to such other address as the party to whom notice is to be given may have previously furnished notice in writing to the other in the manner set forth above.

          9.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO AGREEMENTS MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          9.5. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, each of the Company and the Affiliates directs that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates their intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

          9.6. HEADINGS; INTERPRETATION. The index and section headings herein are for convenience only and shall not affect the construction hereof. References to sections means sections of this Agreement unless the context otherwise requires. References to herein or hereof mean this Agreement.

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


          9.7. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties relating to the subject matter hereof and supersedes any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations, and memoranda, whether written or oral, between the Company and the Affiliates, or between or among any agents, representatives, parents, predecessors in interest or successors in interest, with respect to the subject matter hereof.

          9.8. NO THIRD PARTY RIGHTS. Except for the indemnified parties, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debtholder of the Company) other than the parties hereto.

          9.9. REMEDIES FOR BREACH. The parties agree that in addition to any other rights or remedies which may be available at law or equity, the parties shall be entitled to seek specific performance of any obligation of any party hereto.

          9.10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                              PLATINUM ENTERTAINMENT, INC.


                              By:  /s/ Douglas C. Laux
                                 ----------------------------------------------
                                 Name:   Douglas C. Laux
                                 Title:  Chief Operating Officer and
                                         Chief Financial Officer


                                        /s/ Steven D. Devick
                                   --------------------------------------------
                                    Steven D. Devick



                                        /s/ Andrew J. Filipowski
                                   --------------------------------------------
                                    Andrew J. Filipowski


                                        /s/ Craig J. Duchossois
                                   --------------------------------------------
                                    Craig J. Duchossois

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